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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the incorporation by reference in this Registration Statement of Synova Healthcare, Inc. on Form S-8 of our report dated January 13, 2005 (except for the Note 8, as to which the date is February 10, 2005) on our audits of the financial statements of Synova Healthcare, Inc. as of December 31, 2004 and 2003 and for the periods then ended appearing in the Registration Statement on Form SB-2.

/s/ Cogen Sklar LLP

Bala Cynwyd, Pennsylvania
January 9, 2006